Exhibit 3.1

Certificate of Incorporation	Certificat de constitution
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

10557404 Canada Corp.

Corporate name / Dénomination sociale

1055740-4

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the Canada Business Corporations Act.	JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Virginie Ethier

Virginie Ethier

Director / Directeur

2017-12-27

Date of Incorporation (YYYY-MM-DD)

Date de constitution (AAAA-MM-JJ)

Form 1	Formulaire 1
Articles of Incorporation	Statuts constitutifs
Canada Business Corporations	Loi canadienne sur les sociétés
Act (s. 6)	par actions (art. 6)

1	Corporate name
Dénomination sociale

10557404 Canada Corp.

2	The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3	The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d’actions que la société est autorisée à émettre

See attached schedule / Voir l’annexe ci-jointe

4	Restrictions on share transfers
Restrictions sur le transfert des actions

See attached schedule / Voir l’annexe ci-jointe

5	Minimum and maximum number of directors
Nombre minimal et maximal d’administrateurs

Min. 1 Max. 10

6	Restrictions on the business the corporation may carry on
Limites imposées à l’activité commerciale de la société

None

7	Other Provisions
Autres dispositions

None

8	Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par

Stephen Coates	Stephen Coates
Stephen Coates

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3419 (2008/04)

Schedule / Annexe

Description of Classes of Shares / Description des catégories d’action

The corporation is authorized to issue an unlimited number of Class A and Class B shares with the following rights, privileges, restrictions and conditions:

1. Class A shares, without nominal or par value, the holders of which are entitled:

a. to vote at all meetings of shareholders except meetings at which only holders of a specified class of shares are entitled to vote; and

b. to receive the remaining property of the corporation upon dissolution; and

c. subject to the rights and privileges attaching to the Class B shares, to receive the dividends as and when declared by the board of directors of the corporation.

2. Class B shares, which shall carry the right:

a. to a dividend as fixed by the board of directors and

b. upon the liquidation or winding-up of the corporation, to repayment of the amount paid for such share (plus any declared and unpaid dividends) in priority to the Class A shares, but they shall not confer a right to any further participation in profits or assets.

The holders of Class B shares shall not be entitled to vote at meetings of shareholders except as otherwise specifically provided in the Canada Business Corporations Act.

Schedule / Annexe

Restrictions on Share Transfers / Restrictions sur le transfert des actions

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

1. the directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; OR

2. the shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

Form 2	Formulaire 2
Initial Registered Office Address	Siège social initial et premier
and First Board of Directors	conseil d’administration
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 19 and 106)	actions (LCSA) (art. 19 et 106)

1	Corporate name
Dénomination sociale

10557404 Canada Corp.

2	Address of registered office
Adresse du siège social

2702-401 Bay Street
Toronto ON M5H 2Y4

3	Additional address
Autre adresse

4	Members of the board of directors
Membres du conseil d’administration

Resident Canadian
Résident Canadien
Stephen Coates	90 Highbourne Rd, Toronto ON	Yes / Oui
M5P 2J6, Canada

5	Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Catherine Beckett

Catherine Beckett
416 642 1807

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 2904 (2008/04)